Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Doron Uziel, President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and Director of Elderwatch, Inc. (the “Company”), certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-KSB/A of the Company for the fiscal quarter ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-KSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 23, 2006

/s/ Doron Uziel
Doron Uziel
President, Chief Executive Officer,
Chief Financial Officer, Chief Accounting
Officer, and Director
(Principal Executive, Financial, and
Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.